Ambac Assurance Settles RMBS Litigation Against JP Morgan for $995 Million
NEW YORK, NY, January 26, 2016 (GLOBE NEWSWIRE) -- Ambac Financial Group, Inc. (Nasdaq: AMBC) ("Ambac"), a holding company whose subsidiaries, including Ambac Assurance Corporation (“AAC”), provide financial guarantees and other financial services, today announced that AAC and the Segregated Account of AAC have settled their RMBS-related disputes and litigation against JP Morgan Chase & Co. and certain of its affiliates (collectively “JP Morgan”).
Pursuant to the settlement, JP Morgan will pay AAC $995 million in cash in return for releases of all of AAC’s claims against JPMorgan arising from certain RMBS transactions insured by AAC. AAC has also agreed to withdraw its objections to JPMorgan’s global RMBS settlement with RMBS trustees.
Commenting on today’s announcement, Nader Tavakoli, Ambac’s President and Chief Executive Officer, said, “We are delighted to bring our RMBS-related litigation against JP Morgan to a successful conclusion. Today’s announcement validates our resolve and reinforces our confidence in our remaining RMBS-related cases. This settlement will have a positive impact on our fourth quarter 2015 operating results, as well as our claims paying resources. I want to thank our very capable legal and RMBS teams for their hard work and dedication in achieving this settlement. Today's announcement is but one example of our proactive efforts to address portfolio losses and enhance value for our stakeholders.”
The financial impact of the settlement and other related information will be described in Ambac’s fourth quarter 2015 earnings release and 2015 Form 10-K filed with the SEC.
Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ, possibly materially, from those included in these statements due to a variety of factors. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in Part I, Item 1A of Ambac’s 2014 Annual Report on Form 10-K and in Part II, Item 1A of each of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015.
About Ambac
Ambac Financial Group, Inc., ("Ambac"), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiary, Ambac Assurance Corporation ("AAC"), Everspan Financial Guarantee Corp., and Ambac Assurance UK Limited, provide financial guarantees and other financial services to clients in both the public and private sectors globally. AAC, including the Segregated Account of AAC (in rehabilitation), is a guarantor of public finance and structured finance obligations. Ambac is also selectively exploring opportunities involving the acquisition and/or development of new businesses. Ambac‘s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain primary residential mortgage backed securities litigations. For more information, please go to www.ambac.com.

Contact
Abbe F. Goldstein, CFA
Managing Director, Investor Relations and Corporate Communications
(212) 208-3222
agoldstein@ambac.com

Source: Ambac Financial Group, Inc.